UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2006 (November 17, 2006)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

280 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced, the Company is in the process of preparing restated consolidated financial statements for the years ended December 31, 2002 through 2004. The Company continues to work diligently to complete the restatement process, and after re-assessing the process, the Company is updating its guidance as to when it anticipates finishing its work on its restated financial statements and its amended Annual Report on Form 10-K/A for the year ended December 31, 2004 (the “2004 10-K/A”). The Company believes that its work on its restated financial statements, the results of which will be subject to audit, together with its 2004 10-K/A will be completed by the end of the fourth quarter of 2006. The Company is expressing no view as to when audited financial statements and its 2004 10-K/A will be publicly available, but continues to believe it more likely than not that it will be in the first quarter of 2007.

The Company has also previously announced that it is concurrently working on its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 10-K”). If the Company fails to file its 2005 10-K in satisfaction of the filing requirements of the New York Stock Exchange (the “Exchange”), the Company has previously advised that it expects that its Common Stock will be de-listed by the Exchange. Under the rules of the Exchange, a listed company is required to file its Annual Report on Form 10-K not later than six months after the filing was originally due, but the Company can request an extension of the time by which the 2005 10-K must be filed. The Company previously disclosed that the Exchange on September 29, 2006 had granted the Company’s request for up to a six month extension, to April 3, 2007, of the time to file its 2005 10-K. The Exchange indicated that the extension granted to the Company was subject to ongoing reassessment, which will take into consideration the Company’s successful achievement of interim milestones, including the filing of its 2004 10-K/A. The Company expects to complete its work on its 2005 consolidated financial statements, which will be subject to audit, together with its 2005 10-K, early in the first quarter of 2007. The Company is expressing no view as to when audited financial statements and its 2005 10-K will be publicly available.

The updated guidance provided herein with respect to the Company’s expected completion of the 2004 10-K/A and the 2005 10-K does not change the Company’s prior guidance on the amount of the expected reduction in stockholder’s equity expected to be incurred in connection with the restatement process. On August 28, 2006, the Company confirmed its prior disclosure that it expected the restatement process to result in a reduction of stockholders’ equity by an aggregate of between $168 million and $183 million after taxes ($275 million to $300 million before taxes, of which $190 million related to the adjustments for retained residual interests). While the restatement process is ongoing, the Company continues to believe that the aggregate reductions required to its stockholders’ equity are within the previously disclosed range of reductions.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: November 17, 2006

	By:	/s/ Andres I. Perez
Andres I. Perez Chief Financial Officer

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